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                                                                    Exhibit 4.3


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT IS EFFECTIVE PERTAINING TO SAID SECURITIES OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                     VOID AFTER 5:00 P.M. NOVEMBER 15, 1999

FIELD (Amount) Warrants

                              WARRANT CERTIFICATE

             THIS CERTIFIES THAT, for value received, FIELD (NAME), or any registered assigns (the "Holder"), is the owner of the number of warrants (the "Warrants") specified above of RENEX CORP., a Florida corporation (the "Company"). Each Warrant entitles the holder hereof to purchase, subject to the terms and conditions set forth in this certificate one fully paid and non-assessable share of the Company's Common Stock, $.001 par value (the "Shares") commencing on the date hereof and continuing through November 15, 1999 (the "Exercise Period") upon the presentation and surrender of this Warrant Certificate, with the form of election to purchase attached hereto, duly executed, to the Company at its principal office, accompanied by payment of $1.00 for every share of Common Stock so purchased hereunder (the "Exercise Price"). The Exercise Price shall be payable in accordance with the provisions of Section 2 herein.

             Each Warrant represented hereby is exercisable at the option of the registered Holder, but no fractional shares of Common Stock will be issued and the Holder may exercise only a whole number of Warrants. In lieu of fractional shares of Common Stock, the Company shall pay to the holder hereof an amount equal to the current value of such fraction computed (a) if the Shares shall then be listed or admitted to trading on any national securities exchange, on the basis of the last reported sale price of the Shares on such exchange prior to the date of exercise, (b) if the Shares shall not then be so listed or admitted, on the basis of the high bid price of the shares in the over-the-counter market, as reported by NASDAQ or any successor thereto, on the last business day prior to the date of exercise, or (c) if there is no market for the Shares, the fair market value as determined in good faith by the Company's Board of Directors. In the cash of the exercise of less than all of the Warrants represented by this Warrant Certificate, the Company will cancel this Certificate upon surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

             The term "Expiration Date" shall mean 5:00 P.M. Eastern Standard Time on November 15, 1999. If such date shall be a holiday or a day in which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. Eastern Standard Time, on the next following day which is not a holiday or a day on which banks are authorized to close.

             Prior to due presentment for transfer of this Warrant Certificate, the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company as the absolute owner hereof for all purposes and that the Company shall not be affected by any notice to the contrary.

             1.     ANTI-DILUTION ADJUSTMENTS.

                    (a) In case the Company shall at any time prior to the Exercise of the Warrants declare a dividend or any distribution payable in any class of the Company's Shares now outstanding or to be outstanding to which the Exercise of the Warrants pertains, then the holder hereof, upon the Exercise of the Warrants after the record date for the determination of holders of Shares entitled to receive such dividend or distribution, shall be entitled to receive upon Exercise of the Warrants, in addition to the number of Shares as to which this Warrant Certificate is exercised, such additional Shares as such holder would have received had the Warrants been exercised immediately prior to such record date.



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                    (b) In case the Company shall at any time prior to the
Exercise of the Warrants effect a recapitalization or reclassification of such character that the Shares shall be changed into or become exchangeable for a larger or smaller number of Shares, then upon the effective date thereof, the number of Shares which the holder hereof shall be entitled to purchase upon Exercise of the Warrants shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such recapitalization or reclassification, and the Purchase Price Per Share of such recapitalized or reclassified Shares be proportionately decreased and in the case of a decrease in the number of Shares, be proportionately increased.

                    (c) Subject to the provisions contained in Paragraph 1(g) herein, in case the Company shall at any time prior to the Exercise of the Warrants issue or sell any Shares or any other securities convertible into Shares or any options or warrants to purchase Shares (except as provided in subsection (a) of this Paragraph 1) for a consideration per Share less than the then current Purchase Price Per Share then forthwith upon such issue or sale the Purchase Price Per Share (until another such issue or sale) shall be reduced to a price (calculated to the nearest full cent) determined by dividing
(i) an amount equal to the sum of (A) the product obtained by multiplying (x) the total number of Shares outstanding immediately prior to such issue or sale, by (y) the Purchase Price Per Share in effect immediately prior to such issue or sale plus (B) the aggregate amount of any consideration in connection with such issue or sale, by (ii) the total number of Shares outstanding immediately after such issue or sale. Simultaneously with such reduction in the Purchase Price Per Share, the number of Shares issuable upon Exercise of the Warrants shall be increased (to the nearest full Share) to the number obtained by multiplying the Purchase Price Per Share in effective immediately prior to such reduction by the number of Shares then issuable upon Exercise of the Warrants and dividing the product so obtained by the reduced Purchase Price Per Share. For purposes of this subsection 1(c) the consideration in connection with any such issue or sale shall be the initial offering price for the sale of such shares or other securities, options or warrants before deducting therefrom any commissions or other expenses paid or incurred by the Company in connection with the issue or sale of such securities, options or warrants plus any additional cash receivable by the Company upon conversion or exercise of such other securities, options or warrants, except that in the event that any portion of such consideration is a consideration other than cash, the amount of such consideration other than cash shall be the value thereof as determined in good faith by the Board of Directors of the Company. In the event that the conversion price or exercise price of any securities convertible into Shares or options or warrants to purchase Shares is not specified at the time of the issue or sale of such securities, options or warrants, the amount thereof, for purposes only of this subsection 1(c), shall be as determined in good faith by the Board of Directors of the Company. In the event of the issuance or sale by the Company of any securities convertible into Shares or any options or warrants to purchase Shares (except as provided in subsection (a) of this Paragraph 1) the Company shall be deemed to have issued the maximum number of Shares into which such convertible securities may be converted or the maximum number of Shares deliverable upon the exercise of such options or warrants, as the case may be. On the expiration of such options or warrants or the termination of such right to convert, the Purchase Price Per Share shall be readjusted based upon the number of Shares actually delivered upon the exercise of such options or warrants or upon the conversion of such securities. Except as provided in the preceding sentence, no further adjustment of the Purchase Price Per Share shall be made as a result of the actual issuance of Shares upon the exercise of such options or warrants or the conversion of such securities.

                    (d) In case the Company shall at any time prior to the Exercise of the Warrants consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the holder hereof upon the Exercise of the Warrants after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of Shares as to which this Warrant were exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holder hereof to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any Shares, evidences of indebtedness or other securities or assets thereafter deliverable upon Exercise of the Warrants.


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                    (e) The term "Purchase Price Per Share" as used in this
Paragraph 1 shall mean the exercise price specified in this Warrant Certificate until the occurrence of an event stated in subsection (b) or (c) of this Paragraph 1 and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsections. No such adjustment shall be made unless such adjustment would change the then Purchase Price Per Share by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the then Purchase Price Per Share by $.01 or more. No adjustment made pursuant to any provision of this Paragraph 1 shall have the effect of increasing the total consideration payable upon Exercise of the Warrants in respect of all the Shares purchasable hereunder.

                    (f) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 1, the holder of this Warrant Certificate shall become entitled to purchase upon Exercise of the Warrants, shares, evidences of indebtedness or other securities or assets (other than Shares) then, wherever appropriate, all references herein to Shares shall be deemed to refer to and include such shares, evidences of indebtedness or other securities or assets; and thereafter the number of such shares, evidences of indebtedness or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Paragraph 1.

                    (g) Notwithstanding anything herein to the contrary, no adjustment shall be made to the Purchase Price Per Share or the number of shares issuable upon Exercise of this Warrant upon the issuance of any securities issued in connection with any of the following (i) incentive compensation plans approved by the Company=s shareholders, (ii) upon grant of options under any stock option plans approved by the corporation's shareholders or the exercise and issuance of Common Stock thereunder, (iii) upon conversion of any shares of preferred stock outstanding as of the date hereof and the issuance of Common Stock pursuant thereto, (iv) exercise of any warrants, rights or options outstanding as of the date hereof, (v) the sale and issuance of common stock for a purchase price of not less than the then current Purchase Price Per Share, or (vi) the sale or issuance of securities (including preferred stock, options or warrants) convertible or exercisable into common stock which securities conversion or exercise price is not less than the then current Purchase Price Per Share .

             2. PAYMENT OF EXERCISE PRICE. The Exercise Price pursuant to this Warrant or portion thereof, may be paid:

                    (i) in United States dollars, in cash or by check, bank draft or money order payable to the Company; or

                    (ii) by delivery of shares of Common Stock owned by a holder which has an aggregate fair Market Value on the date of exercise equal to the aggregate Exercise Price; or

                    (iii) by delivery of irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the Warrants, provided such shares of Common Stock are transferable pursuant to applicable federal and state law and such broker agrees to immediately deliver the amount of sales proceeds necessary to pay the aggregate Exercise price; or

                    (iv) by any combination of the above methods of payment.

             3. NOTICES TO WARRANT HOLDER. If, at any time prior to the expiration or Exercise of the Warrants, any of the following events shall occur:

                    (a) the Company shall declare any dividend payable in securities upon its Shares or make any distribution (other than a cash dividend payable out of earned surplus to the holders of its Shares; or



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                    (b) the Company shall offer to the holders of its Shares
any additional shares of the Company or securities convertible into shares of the Company or any right to subscribe therefor; or

                    (c) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or a transfer of all or substantially all of its assets shall be proposed; then in any one or more of said events, the Company shall give to the holder of this Warrant, by first-class mail, postage prepaid, at the address of such holder as shown on the books of the Company, not less than twenty (20) days' prior notice of the date on which:

                          (i) The books of the Company shall be closed or a
record taken for determination of the shareholders entitled to such dividend, distribution or subscription rights; or

                          (ii) the books of the Company shall be closed or
record taken for determination of the shareholders entitled to vote on such proposed dissolution, liquidation, winding-up or transfer.

             4. RESERVATION OF SHARES. The Company shall at all times reserve for issuance such number of authorized and unissued Shares (or other securities substituted therefor as hereinabove provided) as shall be sufficient for exercise of the Warrants.

             5. BENEFITS OF THIS WARRANT. Nothing in this Warrant Certificate shall be construed to confer upon any person other than the Company and the holder of this Warrant Certificate any legal or equitable right, remedy or claim under this Warrant Certificate and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the holder of this Warrant Certificate.

             6. UNREGISTERED SECURITIES. The Holder of this Warrant may not exercise the Warrant if such exercise would be in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act"). Any subsequent resale of the Shares may be made only upon proof by the Holder to the satisfaction of counsel for the Company that the resale will not result in a violation of the Act. The Holder shall make such representations and supply such information as may, in the opinion of counsel for the Company, be appropriate or advisable in view of the then existence or nonexistence of an effective registration statement under the Act covering the issuance of the Shares of the Company. The Holder hereby agrees that the Company may place a stop order covering the transfer of any Shares issued pursuant to the exercise of the Warrant with the Transfer Agent of such shares and may place upon the certificates representing such shares a legend indicating such restrictions.

             7.     DEMAND REGISTRATION.

                    (a) Request for Registration. Subject to the restrictions contained in this Agreement, if at any time following six months after the closing the Company's initial public offering of its Common Stock or other transaction or event that results in the Company becoming a public company, the Company receives from Holders who own at least a majority of the Common Stock underlying the Warrants (which for the purpose herein shall include, the underlying common stock of Warrants not then exercised), the written request that the Company effect the registration of each such Holder=s Common Stock (either for exercise and/or resale of the underlying Common Stock at the Holders= option), the Company shall promptly, but in any event within fifteen
(15) days thereafter: (i) give written notice of the proposed registration to all other Holders; and (ii) as soon as practicable, but in any event within ninety (90) days after receipt of the request of the Holders, effect such registration of the Common Stock of such requesting Holders, together with all or such portion of the Common Stock of any other Holders who have given written notice to the Company within twenty (20) days after receiving such written notice from the Company pursuant to clause (i) above. Such obligation of the Company shall include, without limitation, the execution of an undertaking to file post-effective amendments and to effect appropriate registrations or qualifications under a reasonable number of blue sky or other state securities laws. The Company may request, subject to the Holders= approval, to delay the effectiveness of such registration of the Holders (which shall toll the running of the ninety (90) day period above) after delivery of the demand, except that any such delay shall automatically extend the Expiration Period equal to the period of the agreed upon registration deferral. If the registration of the Common Stock of the Holders is not effected within ninety (90) days after the demand, without limitation as to any other remedies that the Holders may have. The Expiration Period shall be extended for a period equal to the delay beyond ninety (90) days. The Holders making the registration request may withdraw the request during such delay, in which event such Holder shall not be deemed to have made the request.




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                    (b) Underwriting. If the Holders demand registration
pursuant to this Section 7 and the Holders intend to use an underwriter to distribute the Common Stock covered by such request, they shall so advise the Company in such request and the Company shall include such information in its written notice to the other Holders. In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of all or part of such Holder's Common Stock in the underwriting. The Company shall enter into an underwriting agreement with an underwriter selected by the Holders, subject to the approval of the Company of the content thereof, which shall not be unreasonably withheld. In no event shall the Company be responsible for any expenses of such underwriters or their attorney's fees (except with respect to Blue Sky compliance), other than reasonably accountable travel and distribution expenses. The underwriting agreement may contain reasonable provisions regarding indemnification and contribution from the Company.

                    (c) One Demand Registration. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 7 and to pay the costs and expenses associated with such registration. Any Holders who own Common Stock, who do not participate in a registration effected in accordance with this Section 7 shall not have any further right to demand registration of such Holder's Common Stock.

             8. PIGGY-BACK REGISTRATION RIGHTS. If the Company shall at any time file a new registration statement under the Securities Act relating to shares of its Common Stock (other than on Forms S-4 or S-8), then it shall give thirty days' prior written notice of its intention to do so to the Holder and, if requested in writing by the Holder hereof not more than twenty days after his receipt of such notice, the Company shall include in said registration statement the shares issuable and if desired by the Holders, the resale thereof, or theretofore issued upon exercise of the Warrant as the Holder hereof shall request; provided, however, that if there is an underwriter selected by the Company for such offering and sale, and it advises that, in its professional opinion the number of shares of Common Stock proposed to be sold by the Company and the holder of the Warrant is greater than the number of shares of Common Stock which it believes may be sold, then the number of shares of Common Stock to be sold shall first be allocated to the Company and any balance thereafter shall be allocated to the Holder. If the Company includes the Shares in such registration statement, and if the Company shall so request, the Holder shall agree in writing not to sell any other shares of Common Stock owned by the Holder for a period specified by the underwriter, but not exceeding 180 days from the effective date of such registration statement or such shorter period as may be applicable to officers and directors of the Company, if the underwriter of the shares then being registered so requests. The Company shall bear all costs and expenses of the registration statement (and all amendments and supplements thereto) relating to the registration of the Shares, including printing, legal and accounting expenses, and SEC filing fees, expenses and transfer agency fees, but the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of any counsel which any Holder may retain in connection with the registration of the shares, (ii) any portion of the underwriter's commission, discounts and expenses attributable to such shares being offered and sold by the Warrant Holder or (iii) any applicable stock transfer taxes. Prior to the effective date of any registration statement filed hereunder, the Company and the persons requesting the registration will execute an agreement providing for indemnification of each other in form satisfactory to the Company.

             9. LOSS OR DESTRUCTION OF WARRANT CERTIFICATE. If this Warrant Certificate shall be surrendered mutilated to the Company, or if the Company shall have received evidence to its satisfaction of its destruction, loss or theft, and there be delivered to the Company such security or indemnity as may be reasonably required by it to hold it harmless, then the Company shall execute and deliver in lieu of this Warrant Certificate, or in substitution for the mutilated Warrant Certificate (upon surrender of such Warrant Certificate) a new Warrant Certificate.



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             10. TRANSFERABILITY. Subject to compliance with applicable Federal and State securities laws, this Warrant is transferable in whole or in part by the Holder hereof. Upon such transfer, the Holder shall provide to the Company an opinion of counsel satisfactory to the Company to the effect that such transfer is in compliance with Federal and State securities laws.

             11. APPLICABLE LAW. This Warrant Certificate is issued under, and shall for all purposes be governed by, and construed in accordance with the laws of the State of Florida. This Warrant Certificate is binding upon the Company and its successors and assigns.

DATED this ___ day of November, 1996.



                                         RENEX CORP., a Florida corporation



Attest:                                  By:
        ------------------------------      -----------------------------------
           BRYAN W. BAUMAN,                 JAMES P. SHEA, President
           Assistant Secretary




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                              ELECTION TO PURCHASE

(To be executed by the registered holder if he desires to exercise the Warrant)

TO:  RENEX CORP.

            The undersigned hereby exercises the right to purchase ___________ Shares of the Common Stock of RENEX CORP. evidenced by the attached Warrant Certificate and herewith makes payment of the purchase price of such Shares in full, all in accordance with the conditions and provisions thereof.

            The undersigned requests that certificates for such Shares be issued pursuant to the Warrant in the name of:


_______________________________________________________________________________
                                      Name


_______________________________________________________________________________
                                    Address


Dated:_____________________             Signature:_____________________________


___________________________             Signature:_____________________________
Social Security Number                            (Signature must conform in
                                                  all respects to name of
                                                  holder and specified on the
                                                  face of the Warrant)


                                   ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)


            FOR VALUE RECEIVED_________________________ hereby sells, assigns and transfers unto______________________________________________________________
       (Please print name, address and Social Security No. of Transferee)

________________ warrants represented by this Warrant Certificate together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________attorney to transfer the warrants on the books of the within named company, with full power of substitution.


Dated:_____________________             Signature:_____________________________


___________________________             Signature:_____________________________
Social Security Number                            (Signature must conform in
                                                  all respects to name of
                                                  holder and specified on the
                                                  face of the Warrant)



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